Exhibit 99.2

Contact:                                                Scott McCurdy

Vice President and CFO

Geokinetics Inc.

(713) 850-7600

(713) 850-7330 FAX

FOR IMMEDIATE RELEASE

GEOKINETICS INC. TO PARTICIPATE IN HOWARD WEIL’S 36TH ANNUAL ENERGY CONFERENCE

HOUSTON, TEXAS April 4, 2008 - Geokinetics Inc. (AMEX: GOK), announced that Richard Miles, the Company’s President and Chief Executive Officer and Scott McCurdy, the Company’s Vice President and Chief Financial Officer, will participate in Howard Weil’s 36th Annual Energy Conference on Wednesday, April 9, 2008, starting at 1:15 p.m. Central Daylight Time at the Sheraton New Orleans Hotel, New Orleans, LA.

About Geokinetics Inc.

Geokinetics Inc., based in Houston, Texas, is a leading global provider of seismic acquisition and high-end seismic data processing services to the oil and gas industry.  Geokinetics has strong operating presence in North America and is focused on key markets internationally. Geokinetics operates in some of the most challenging locations in the world from the Arctic to mountainous jungles to the transition zone environments. More information about Geokinetics is available at www.geokinetics.com.

GEOKINETICS INC. (AMEX: GOK)

1500 CityWest Blvd, Suite 800, Houston, Texas  77042  (713) 850-7600  (713) 850-7330 FAX